PROXY SOLICITED BY THE BOARD OF TRUSTEES

OF NICHOLAS-APPLEGATE INSTITUTIONAL FUNDS

PROXY FOR MEETING OF SHAREHOLDERS – March [10], 2010

The undersigned hereby appoints Deborah A. Wussow and Charles H. Field, Jr. and each of them separately, proxies with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Meeting of Shareholders (the “Meeting”) to be held on March [10], 2010 at 10:00 a.m. Pacific time, at 600 West Broadway, 30th Floor, San Diego, CA 92101, and at any adjournments thereof, all of the shares of the Fund(s) that the undersigned would be entitled to vote if personally present.

Note: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, Trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature(s) (if held jointly):

Date:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPLICABLE PROPOSAL(S).

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Trustees unanimously recommend a vote FOR the applicable Proposal(s).

Please vote by filling in the appropriate box below.

For shareholders of Nicholas-Applegate Emerging Markets Fund only:

Proposal to approve the Agreement and Plan of Reorganization providing for the transfer of all of the assets of Nicholas-Applegate Emerging Markets Fund (the “NAIF Fund”), a series of Nicholas-Applegate Institutional Funds, to Allianz NACM Emerging Markets Opportunities Fund (the “Acquiring Fund”), a series of Allianz Funds, in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the NAIF Fund, and the distribution of such shares to the shareholders of the NAIF Fund in complete liquidation of the NAIF Fund, all as described in the Prospectus/Proxy Statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

For shareholders of Nicholas-Applegate Global Select Fund only:

Proposal to approve the Agreement and Plan of Reorganization providing for the transfer of all of the assets of Nicholas-Applegate Global Select Fund (the “NAIF Fund”), a series of Nicholas-Applegate Institutional Funds, to Allianz NACM Global Fund (the “Acquiring Fund”), a series of Allianz Funds, in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the NAIF Fund, and the distribution of such shares to the shareholders of the NAIF Fund in complete liquidation of the NAIF Fund, all as described in the Prospectus/Proxy Statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

For shareholders of Nicholas-Applegate U.S. Systematic Large Cap Growth Fund only:

Proposal to approve the Agreement and Plan of Reorganization providing for the transfer of all of the assets of Nicholas-Applegate U.S. Systematic Large Cap Growth Fund (the “NAIF Fund”), a series of Nicholas-Applegate Institutional Funds, to Allianz NACM Growth Fund (the “Acquiring Fund”), a series of Allianz Funds, in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the liabilities of the NAIF Fund, and the distribution of such shares to the shareholders of the NAIF Fund in complete liquidation of the NAIF Fund, all as described in the Prospectus/Proxy Statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE